UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant To Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (date of earliest event reported): February 7, 2006
infoUSA Inc.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

0-19598 (Commission File Number)	47-0751545 (I.R.S. Employer Identification No.)

5711 South 86th Circle Omaha, Nebraska (Address of Principal Executive Offices)	68127 (Zip Code)
(402) 593-4500
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.
(b)	On February 7, 2006, infoUSA Inc. (the “Company”) announced that Raj Das, the Chief Financial Officer of the Company, has stepped down from his post effective immediately. Mr. Das will continue with the Company in a strategic planning role. A copy of the press release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

(c)	Stormy Dean has been named Chief Financial Officer of the Company, effective February 7, 2006. Mr. Dean (age 48) has served as Principal Accounting Officer of the Company since December 2005. Mr. Dean has been employed by the Company since 1995, except during the period from October 2004 to August 2005. He served as Chief Financial Officer of the Company from January 2000 through October 2004, as the Corporate Controller from September 1998 until January 2000 and as the acting Chief Financial Officer from January 1999 to August 1999. From August 1995 to September 1998, Mr. Dean served as the Company’s tax director. Mr. Dean holds a B.S. in Accounting from the University of Nebraska at Omaha, an M.B.A from the University of Nebraska at Omaha, and a Certified Public Accountant certificate.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
(c)	Exhibits. The following exhibits are furnished herewith:
          Exhibit 99.1 Press Release dated February 7, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

infoUSA, Inc. (Registrant)
Date: February 7, 2006	By:	/s/ STORMY DEAN
Stormy Dean
Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
EXHIBIT 99.1	Press Release dated February 7, 2006

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